As filed with the Securities and Exchange Commission on February 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Berkeley Lights, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 320

Emeryville, California 94608

Telephone: (510) 858-2855

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Siddhartha Kadia

Chief Executive Officer

Berkeley Lights, Inc.

5858 Horton Street, Suite 320

Emeryville, California 94608

Telephone: (510) 858-2855

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Sarah K. Solum Freshfields Bruckhaus Deringer US LLP 855 Main Street Redwood City, California 94063 Telephone: (650) 618-9250	Scott Chaplin Chief Legal Officer Berkeley Lights, Inc. 5858 Horton Street, Suite 320 Emeryville, California 94608 Telephone: (510) 858-2855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Berkeley Lights, Inc. (the “Registrant”) to register 2,886,762 additional shares of common stock, par value $0.00005 per share, reserved for issuance under the Registrant’s 2020 Incentive Award Plan and 721,690 additional shares of common stock, par value $0.00005 per share, reserved for issuance under the Registrant’s 2020 Employee Stock Purchase Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2020 (File No. 333-239987), March 17, 2021 (File No. 333-254399) and March 3, 2022 (File No. 333-263243) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

a.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39388) filed with the Commission on July 14, 2020 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

c.	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 26, 2023 and February 14, 2023.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed Herewith
Number	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation of Berkeley Lights, Inc.	8-K	7-21-20	3.1

4.2	Amended and Restated Bylaws of Berkeley Lights, Inc.	8-K	7-21-20	3.2

4.3	Form of Common Stock Certificate.	S-1/A	7-13-20	4.2

4.4	Fifth Amended and Restated Investors’ Rights Agreement, dated March 28, 2018, by and between Berkeley Lights, Inc. and the investors listed therein.	S-1	6-26-20	4.3

5.1	Opinion and Consent of Freshfields Bruckhaus Deringer US LLP.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Freshfields Bruckhaus Deringer US LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1(a)#	Berkeley Lights, Inc. 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2	(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2	(b)

99.1(c)#	Form of Restricted Stock Award Agreement under the 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2	(c)

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice under the 2020 Incentive Award Plan.	S-1/A	7-13-20	10.2	(d)

99.2#	2020 Employee Stock Purchase Plan.	S-1/A	7-13-20	10.3

107	Calculation of Filing Fee Table.					X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 27th day of February, 2023.

Berkeley Lights, Inc.
By:	/s/ Siddhartha Kadia, Ph.D.
Name:	Siddhartha Kadia, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Siddhartha Kadia, Ph.D., Mehul Joshi and J. Paul McClaskey, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Siddhartha Kadia, Ph.D.	Chief Executive Officer and Director	February 27, 2023
Siddhartha Kadia, Ph.D.	(Principal Executive Officer)

/s/ Mehul Joshi	Chief Financial Officer	February 27, 2023
Mehul Joshi	(Principal Financial Officer)

/s/ J. Paul McClaskey	Chief Accounting Officer	February 27, 2023
J. Paul McClaskey	(Principal Accounting Officer)

/s/ Gregory Lucier	Chairman of the Board	February 27, 2023
Gregory Lucier

/s/ John Chiminski	Director	February 27, 2023
John Chiminski

/s/ Jessica Hopfield, Ph.D.	Director	February 27, 2023
Jessica Hopfield, Ph.D.

/s/ Igor Khandros, Ph.D.	Director	February 27, 2023
Igor Khandros, Ph.D.

/s/ Michael Moritz	Director	February 27, 2023
Michael Moritz

/s/ Elizabeth Nelson	Director	February 27, 2023
Elizabeth Nelson

/s/ James Rothman, Ph.D.	Director	February 27, 2023
James Rothman, Ph.D.